UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2006

NEUROMETRIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50856	04-3308180
(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-9989

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On August 2, 2006, NeuroMetrix, Inc. (the “Company”) entered into a mutually exclusive manufacturing and supply agreement (the “Agreement”) with Parlex Polymer Flexible Circuits, Inc. (“Parlex”) pursuant to which Parlex will manufacture and supply to the Company, and the Company will purchase from Parlex, at agreed upon prices per unit, all of the Company’s requirements of NC-stat biosensors for resale in the United States.  Under the Agreement, Parlex has agreed not to manufacture biosensors to be used to measure nerve conduction for any other company during the term of the Agreement and, in some cases, for a period of one year thereafter.  In addition, as part of the Agreement, Parlex has agreed to have fully functional capability for the manufacturing of biosensors at a second manufacturing site, in addition to the current manufacturing site, by the end of 2006.

Either party may terminate the Agreement at any time upon not less than 18 months’ prior written notice; provided that neither party may terminate the Agreement prior to August 2, 2008.

The foregoing summary is qualified in its entirety by reference to the copy of the Agreement, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)             Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
+*99.1	Manufacturing and Supply Agreement dated August 2, 2006 by and between the NeuroMetrix, Inc. and Parlex Polymer Flexible Circuits, Inc.

*                    Filed herewith.

+                    Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEUROMETRIX, INC.

Date: August 2, 2006	By:	/s/ Shai N. Gozani, M.D., Ph.D.
		Name:	Shai N. Gozani, M.D., Ph.D.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
+*99.1	Manufacturing and Supply Agreement dated August 2, 2006 by and between the NeuroMetrix, Inc. and Parlex Polymer Flexible Circuits, Inc.

*                    Filed herewith.

+                    Portions of this exhibit have been omitted pursuant to a request for confidential treatment.